IntelGenx Files Final Short Form Prospectus In Connection With
Offering of Convertible Unsecured Debentures

Saint Laurent, Quebec, June 29, 2017 - IntelGenx Technologies Corp. (TSXV: IGX) (OTCQX: IGXT) (the “Corporation” or “IntelGenx”) is pleased to announce that it has filed a final short form prospectus (the “Prospectus”) in connection with an offering (the “Offering”) of a minimum of Cdn$5,000,000 and a maximum of Cdn$10,000,000 aggregate principal amount of 8% convertible unsecured subordinated debentures due June 30, 2020 (the “Debentures”). The Corporation has also filed an amended registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register the Debentures and the shares of common stock underlying the Debentures.

The Offering is being conducted on a commercially reasonable best efforts basis by a syndicate of agents led by Desjardins Capital Markets and including Laurentian Bank Securities Inc. and Echelon Wealth Partners Inc. and is expected to close on or about July 12, 2017.

The Debentures will bear interest at an annual rate of 8%, payable semi-annually on the last day of June and December of each year, commencing on December 31, 2017. Each Debenture will be convertible at a conversion price of Cdn$1.35 per common share of the Corporation (“Shares”), being a conversion rate of approximately 740 Shares per $1,000 principal amount of Debentures, subject to adjustment in certain events.

The net proceeds from the Offering will be used for capital expansion, clinical studies, product development and general working capital requirements.

The TSX Venture Exchange (“TSXV”) has conditionally approved the listing of the Debentures and the Shares issuable on the conversion of the Debentures or pursuant to other terms of the Debentures. A copy of the Prospectus is available under the Corporation’s profile at www.sedar.com and a copy of the Registration Statement can be obtained from the SEC’s website at www.sec.gov. The Offering is subject to certain customary conditions including, but not limited to, the receipt of all necessary approvals, including the SEC declaring the Registration Statement effective.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

About IntelGenx:

Established in 2003, IntelGenx is a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilm™ technology platform.

IntelGenx' highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx' state-of-the-art manufacturing facility, established for the VersaFilm™ technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to its clients. More information about the company can be found at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information or forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. These statements are statements that are not purely historical and include, but are not limited to, statements about the completion of the Offering, the use of the Offering proceeds, IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “could”, “would”, and similar expressions. These forward-looking statements include statements regarding the terms of the Offering, the use of proceeds, the listing of Debentures on the TSXV, the declaration of the effectiveness of the Registration Statement, and the timing for closing of the Offering. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

No securities regulatory authority has either approved or disapproved of the contents of this press release. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Corporation in any jurisdiction in which such offer or solicitation of sale would be unlawful.

For more information, please contact:

Stephen Kilmer
Investor Relations
(514) 331-7440 ext 232
stephen@intelgenx.com

Or

Andre Godin, CPA, CA
Executive Vice-President and CFO
IntelGenx Technologies Corp.
(514) 331-7440 ext 203
andre@intelgenx.com